UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2013
__________________
THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
 __________________

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2013, the shareholders of The Home Depot, Inc. (the "Company") approved the Company's Amended and Restated 2005 Stock Incentive Plan (the "Amended and Restated 2005 Plan") at the 2013 Annual Meeting of Shareholders. The primary modification in the Amended and Restated 2005 Plan is to extend its expiration date to May 2023. The number of shares available for grant under the plan was not increased.

The other modifications incorporated in the Amended and Restated 2005 Plan are to (i) expand the types of awards that may be granted under the plan to include restricted stock units, performance units and other stock-based awards; (ii) impose certain limitations on grants made to non-employee directors; (iii) specify that all awards made under the plan are subject to any compensation recoupment or "clawback" policy adopted by the Company from time to time; (iv) prohibit payment of dividends or dividend equivalents on performance-based awards until the performance condition is satisfied; (v) expand the plan's current prohibition on repricing of options and stock appreciation rights; (vi) document the Company's policy of not applying "liberal" share counting; (vii) expand possible methods for exercising stock options to include net exercise as permitted under current accounting standards; (viii) revise the list of permissible performance objectives for performance-based awards; and (ix) add provisions to facilitate compliance with Section 409A of the Internal Revenue Code.

The material terms of the Amended and Restated 2005 Plan are summarized on pages 22-27 of the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2013 (the "Proxy Statement"), which description is incorporated by reference herein. This description is qualified in its entirety by reference to the Amended and Restated 2005 Plan, a copy of which is included as Appendix B to the Proxy Statement.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company's 2013 Annual Meeting of Shareholders was held on May 23, 2013. At the meeting, shareholders voted on the following items:
Proposal 1: The following nominees were elected by majority vote to serve on the Board of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

F. Duane Ackerman	1,048,571,251	5,509,057	2,455,238	211,562,817
Francis S. Blake	1,019,878,287	30,871,821	5,785,438	211,562,817
Ari Bousbib	1,050,623,824	2,804,592	3,107,130	211,562,817
Gregory D. Brenneman	1,037,700,258	15,802,669	3,032,619	211,562,817
J. Frank Brown	1,048,867,965	5,203,577	2,464,004	211,562,817
Albert P. Carey	1,039,506,663	14,507,262	2,521,621	211,562,817
Armando Codina	967,491,629	85,930,891	3,113,026	211,562,817
Bonnie G. Hill	1,020,648,804	33,390,858	2,495,884	211,562,817
Karen L. Katen	1,035,838,079	18,235,709	2,461,758	211,562,817
Mark Vadon	1,051,461,355	2,556,921	2,517,270	211,562,817
Proposal 2: The appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2013 was ratified.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,247,202,630	16,047,683	4,848,050	N/A
Proposal 3: An advisory vote on executive compensation was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
980,419,662	69,865,339	6,250,545	211,562,817

Proposal 4: The material terms of officer performance goals under the Company's Management Incentive Plan were approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
786,069,521	266,198,528	4,267,497	211,562,817
Proposal 5: The Company's Amended and Restated 2005 Omnibus Stock Incentive Plan was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,001,440,831	50,806,563	4,288,152	211,562,817
Proposal 6: A shareholder proposal regarding an employment diversity report was not approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
238,553,631	680,220,253	137,761,662	211,562,817
Proposal 7: A shareholder proposal regarding a stormwater management policy was not approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
42,474,961	928,670,733	85,389,852	211,562,817

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Teresa Wynn Roseborough
Name:	Teresa Wynn Roseborough
Title:	Executive Vice President, General Counsel & Corporate Secretary
Date: May 29, 2013

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